UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On September 20, 2005, Plains All American Pipeline, L.P. (the “Partnership”) issued a press release announcing that it has commenced a public offering of 4,500,000 common units representing limited partner interests (the “Offering”) and that, contemporaneously with the Offering, the Partnership expects to issue 679,000 common units directly to investment funds affiliated with Kayne Anderson in a privately negotiated transaction (the “Concurrent Sale”).  The Partnership has also granted the underwriters for the Offering an option to purchase up to an additional 675,000 common units. The common units offered in the Offering and the Concurrent Sale will be offered pursuant to an effective shelf registration statement that the Partnership previously filed with the U.S. Securities and Exchange Commission. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

In connection with the Offering, management of the Partnership will be making “roadshow” presentations.  The slides that will be used in making such presentations are available on our website at www.paalp.com

On July 28, 2005, the Partnership furnished a Current Report on Form 8-K, pursuant to Item 7.01, updating certain aspects of our previous guidance for financial performance for the third quarter, fourth quarter and full year of calendar 2005.   The guidance provided in such Current Report on Form 8-K is hereby confirmed.

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things: abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; the success of our risk management activities; the availability of, and ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with lines of business that are distinct and separate from our historical operations; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counter-parties; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by us and third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for natural gas or various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; interruptions in service and fluctuations in rates of third-party pipelines; the effects of competition; continued credit worthiness of, and performance by, our counterparties; the impact of crude oil and natural gas price fluctuations; the impact of current and future laws, rulings and government regulations; shortages or cost increases in power supplies, materials or labor (including the direct and indirect effects of Hurricane Katrina on the availability of materials, the cost of natural gas and the demand for oil-field services); weather interference with business operations or project construction; the currency exchange rate of the Canadian dollar; fluctuation in the debt and equity capital markets, including the price of our units at the time of vesting under our Long-Term Incentive Plan; general economic, market or business conditions; and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) and the storage of natural gas discussed in the Partnership’s filings with the Securities and Exchange Commission.

Item 8.01.              Other Events.

In connection with the Offering, the Partnership included in its prospectus supplement for the Offering a description of certain risk factors affecting the Partnership and its business. That information is attached hereto as Exhibit 99.2.  The risk factors described in Exhibit 99.2 should be carefully read and reviewed along with the risks discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

The following table shows our ratio of earnings to fixed charges that was originally disclosed in our Form S-3, revised to reflect the portion of interest expense that is included in cost of goods sold in our financial statements:

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended	Year Ended December 31,
	March 31, 2005	2004	2003	2002	2001	2000
RATIO OF EARNINGS TO FIXED CHARGES (1)	2.61	3.37	2.36	2.65	2.16	3.28

(1)                      Includes interest costs attributable to borrowings for inventory stored in a contango market of $3.4 million for the three months ended March 31, 2005, and $2.0 million, $1.0 million, $2.7 million, $3.2 million and $0.7 million for each of the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively.  These interest costs are included in purchases and related costs in our GMT&S segment profit as we consider interest on these borrowings a direct cost to storing the inventory.

Item 9.01.                                          Exhibits

(c)                                   Exhibits.

99.1                           Press Release of Plains All American Pipeline, L.P. dated September 20, 2005.

99.2                           Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: September 20, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ TIM MOORE
Name: Tim Moore Title: Vice President